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                                                                      EXHIBIT 99


HCA                                                        NEWS
--------------------------------------------------------------------------------
                                                           FOR IMMEDIATE RELEASE


INVESTOR CONTACT:                                             MEDIA CONTACT:
Mark Kimbrough                                                Jeff Prescott
615-344-2688                                                  615-344-5708



                         HCA RECEIVES COURT APPROVAL OF
               SETTLEMENT AGREEMENT WITH DOJ, PAYS CMS SETTLEMENT


NASHVILLE, TENN., JULY 1, 2003--HCA (NYSE-HCA) today announced that the U.S. District Court of the District of Columbia has approved a settlement agreement signed last week by the company and the U.S. Department of Justice. The agreement settled litigation brought by the DOJ against the company with respect to cost reports and physician relations.

         Under the settlement, which was originally announced in December 2002, HCA expects to pay the DOJ $631 million plus accrued interest before July 8, 2003.

         HCA also announced today that the company has paid the Centers for Medicare and Medicaid Services $250 million in accordance with an agreement, previously announced in March 2002 and signed last week, to resolve all Medicare cost report, home office cost statement, and appeal issues between HCA and CMS for cost report periods ending before Aug. 1, 2001.



All references to "company" and "HCA" as used throughout this document refer to HCA Inc. and its affiliates.